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                                                                    EXHIBIT 21.1
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                    LIST OF SUBSIDIARIES OF THE REGISTRANT

DS Pharmacy, Inc., a Delaware corporation
DS Distribution, Inc., a Delaware corporation
DS Non-Pharmaceutical Sales, Inc., a Delaware corporation